Cindy Shy, P.C.
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                        A Professional Law Corporation



                          January 13, 2003

View Systems, Inc.
7717 West 6th Avenue, Suite A&B
Lakewood, Colorado 80205


     Re:  Registration Statement on Form S-8
          for View Systems, Inc.
          filed on or about January 14, 2003

Gentlemen:

     We are acting as counsel to View Systems, Inc., a Florida corporation (the "Company"), in connection with the preparation of the above-referenced registration statement on Form S-8 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") on or about January 14, 2003.

     The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 435,000 common shares, par value $0.001, to be issued by the Company. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Registration Statement.

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-B promulgated under the Act.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise, identified to our satisfaction, of:
     (i) the Articles of Incorporation and bylaws of the Company, as amended;
     (ii) certain resolutions of the Board of Directors of the Company relating to the issuance and registration of the shares;
     (iii) a copy of the Consultant Agreement / Purchase Agreement between the Company and Liem Nguyen, dated May 24, 2002;
     (iv)      the Registration Statement; and
     (v) such other documents as we have deemed necessary or appropriate as the basis for the opinions set forth below.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed that the recipient of the shares to be issued under the agreement will have paid the consideration required under the terms of the agreement prior to the issuance of the shares, and that none of the services performed by the recipient shall be related to "capital raising" transactions.


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2157 S. Lincoln Street, Suite 202 * Salt Lake City, Utah 84106 * (801)323-2392
* Fax (801) 364-5645
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     As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others. Members of our firm are admitted to the practice of law in the State of Utah, and we express no opinion as to the laws of any other jurisdiction.

     Based on and subject to the foregoing, we are of the opinion that the 435,000 common shares to be issued by the Company when issued will be duly authorized and validly issued, and fully paid and non-assessable.

     This opinion is expressly limited in scope to the shares described herein, which are to be expressly covered by the above referenced Registration Statement. This opinion does not cover any subsequent issuances of any securities to be made in the future pursuant to any other plans, if any, pertaining to services performed in the future. Any such transactions are required to be included in a new registration statement or a post-effective amendment to the above referenced registration statement, which will be required to include a revised or a new opinion concerning the legality of the securities to be issued.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. We also hereby consent to the reference to the firm of Cindy Shy, P.C, under the caption "Interests of Named Experts and Counsel" to the Registration Statement.


                                        /s/ Cindy Shy, P.C.
                                        Cindy Shy, P.C.
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